EXHIBIT 99.3

         The following unaudited pro forma condensed financial information as of and for the year ended September 30, 1998 has been prepared to reflect Beazer's purchase of certain net assets of the residential homebuilding operations of Trafalgar House Property, Inc. and Subsidiaries ("THPI") on December 4, 1998 for approximately $90 million in cash (not including $1.8 million of direct acquisition costs), as if this acquisition had occurred at September 30, 1998 for purposes of the pro forma balance sheet and on October 1, 1997 for purposes of the pro forma statement of operations. The acquisition has been accounted for as a purchase and, accordingly the purchase price has been tentatively allocated to reflect the fair value of assets and liabilities acquired. Such allocation resulted principally in a reduction in inventory from THPI's historical carrying value and no residual goodwill. Pro forma adjustments have been made in the accompanying statements to reflect the impact of purchase accounting and other items that Company management believes reasonable under the circumstances.

         The unaudited pro forma condensed financial information is provided for comparative purposes only and does not purport to be indicative of the results that would actually have been obtained had the acquisition been effected on October 1, 1997, or of the results which may be obtained in the future. The unaudited pro forma condensed financial information should be read in conjunction with the historical financial statements and notes thereto of Beazer, which are incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1998, and the historical financial statements of THPI included herein.

                             BEAZER HOMES USA, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1998


                                                                                                                          Beazer
                                                               Beazer                             Pro forma            Pro forma
                                                             Historical          THPI (1)        Adjustments           Combined
                                                             ----------          --------        -----------          ----------

Revenues                                                     $  977,409          $192,869         $   (777) (2)       $1,169,501
Costs and expenses:
        Home construction and land sales                        811,203           174,263          (15,486) (3)          969,980
        Interest                                                 19,031                --            6,700  (4)           25,731
        Selling, general and administrative expense             110,259             9,111            8,827  (5)          128,197
                                                             ----------          --------        -----------          ----------
Operating income                                                 36,916             9,495             (818)               45,593
Other income                                                        578                --              777  (2)            1,355
                                                             ----------          --------        -----------          ----------
Income before income taxes                                       37,494             9,495              (41)               46,948
Income taxes                                                     14,293                --            3,602  (6)           17,895
                                                             ----------          --------        -----------          ----------
Net income                                                   $   23,201          $  9,495         $ (3,643)           $   29,053
                                                             ----------          --------        -----------          ----------
                                                             ----------          --------        -----------          ----------

Preferred dividends                                          $    4,000                                               $    4,000
Net income to common shareholders                            $   19,201                                               $   25,053

Net income per share:
        Basic                                                $     3.27                                               $     4.27
                                                             ----------                                               ----------
                                                             ----------                                               ----------
        Diluted                                              $     2.66                                               $     3.33
                                                             ----------                                               ----------
                                                             ----------                                               ----------

Weighted average shares outstanding, in thousands:
        Basic                                                 5,864,182                                               $5,864,182
        Diluted                                               8,730,863                                               $8,730,863




Footnote:

(1) Represents the statement of revenues and direct expenses of the acquired assets of THPI. The amounts were derived as follows:



                                                                         Less:                Plus:
                                                    Year ended      9 months ended        9 months ended           Year ended
                                                    December 31,      September 30,        September 30,          September 30,
                                                       1997              1997                  1998                   1998
                                                    (audited)         (unaudited)          (unaudited)            (unaudited)
                                                    ------------    ---------------        --------------         -------------
Revenues                                            $ 166,551         $ 125,314            $ 151,632                $ 192,869
Costs and expenses:
    Home construction and land sales                  151,556           114,527              137,234                  174,263
    Interest                                               --                --                   --                       --
    Selling, general and administrative expense         9,004             7,265                7,372                    9,111
                                                    ----------          --------            -----------             ----------
Operating income                                        5,991             3,522                7,026                    9,495
Other income                                               --                --                   --                       --
                                                    ----------          --------            -----------             ----------
Income before income taxes                              5,991             3,522                7,026                    9,495
Income taxes                                               --                --                   --                       --
                                                    ----------          --------            -----------             ----------
Net income                                          $   5,991         $   3,522            $   7,026                $   9,495
                                                    ----------          --------            -----------             ----------
                                                    ----------          --------            -----------             ----------




(2) To reclassify THPI joint venture income to other income to conform to Beazer's presentation.

(3) To adjust cost of home construction and land sales for a) purchase price adjustments resulting from the acquisition of THPI's net assets at a price of $29 million below the historical book value of the net assets acquired (This pro forma adjustment has been computed to adjust THPI's gross profit margin before interest to Beazer's expected profit margin of 17.3%) and b) to reclassify $8.9 million from cost of home construction and land sales to SG&A to conform to Beazer's classification.

(4) To impute interest expense on the cash purchase price based upon the Company's effective borrowing rate for the year (7.7 %)

(5) To adjust selling, general and administrative expense to reflect the reduction in depreciation expense of the combined entity as a result of certain assets disposed of as a part of the acquisition and to reclassify certain costs from home construction and land sales into SG&A--see note 3.

(6)  To impute income tax expense based upon Beazer's marginal income tax rate.

                             BEAZER HOMES USA, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998


                                                                       Beazer                     Pro forma              Pro forma
                                                                     Historical     THPI (1)     Adjustments             Combined
                                                                     ----------     ---------    -----------             ---------
ASSETS

Cash and cash equivalents                                               $67,608            --      $ (67,608) (2)              --
Accounts receivable                                                      16,949            --             --             $ 16,949
Inventory                                                               405,095      $138,659        (37,615) (3)         506,139
Deferred tax asset                                                        3,283            --             --                3,283
Property, plant and equipment, net                                       12,332           312           (150) (4)          12,494
Goodwill, net                                                             8,853            --             --                8,853
Other assets                                                             11,471         2,632             --               14,103
                                                                     ----------     ---------    -----------             ---------
Total Assets                                                           $525,591      $141,603      $(105,373)            $561,821
                                                                     ----------     ---------    -----------             ---------
                                                                     ----------     ---------    -----------             ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

Trade accounts payable                                                  $61,942       $19,089             --             $ 81,031
Other liabilities                                                        49,425         2,913             --               52,338
Revolving credit facility                                                    --            --       $ 14,228  (2)          14,228
Senior Notes                                                            215,000            --             --              215,000
                                                                     ----------     ---------    -----------             ---------
Total Liabilities                                                       326,367        22,002         14,228              362,597
                                                                     ----------     ---------    -----------             ---------
                                                                     ----------     ---------    -----------             ---------

Stockholders' Equity:
      Preferred stock (par value $0.01 per share,
         5,000,000 shares authorized, 2,000,000 issued and
         outstanding, $50,000 aggregate liquidation preference)              20            --             --                   20
      Common stock (par value $0.01 per share, 30,000,000 shares
         authorized, 9,559,200 issued, 6,267,423 outstanding)                93            --             --                   93
      Paid-in-capital                                                   192,729       119,601       (119,601) (5)         192,729
      Retained earnings                                                  64,003            --             --               64,003
      Unearned restricted stock                                          (5,638)           --             --               (5,638)
      Treasury stock, at cost (3,291,777 shares)                        (51,983)           --             --              (51,983)
                                                                     ----------     ---------    -----------             ---------
      Total Stockholders' Equity                                        199,224       119,601       (119,601)             199,224
                                                                     ----------     ---------    -----------             ---------
Total Liabilities and Stockholders' Equity                             $525,591      $141,603      $(105,373)            $561,821
                                                                     ----------     ---------    -----------             ---------
                                                                     ----------     ---------    -----------             ---------





Footnotes:

(1)  Represents the historical book value of THPI's assets and liabilities.

(2) To reflect the funding of the purchase price of the acquisition including approximately $1.8 million of transaction costs associated with the acquisition offset by assets purchased directly from THPI by a third party
     - see note 3.

(3) To adjust THPI's acquired inventory to its estimated fair market value. The historical book value of THPI's inventory is further reduced by approximately $10.6 million to account for certain parcels of land not acquired by Beazer, but purchased directly from THPI by a third party .

(4) To adjust THPI's property, plant and equipment to its estimated fair market value.

(5)  To eliminate THPI's historical stockholder's equity.